3: Report of Independent Auditors

EXHIBIT 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-39755) pertaining to the 1990 Incentive Plan and in the Registration Statement (Form S-8 No. 33-37878) pertaining to the 2000 Incentive Plan for TOR Minerals International, Inc. (formerly Hitox Corporation of America) of our report dated March 1, 2002, with respect to the consolidated financial statements of TOR Minerals International, Inc. included in the Form 10-KSB for the year ended December 31, 2001.

ERNST & YOUNG LLP

San Antonio, Texas

March 26, 2002